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                                                                    Exhibit 10.4

                            NEW CENTURY ENERGY CORP.
                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                     OFFICE 713-266-4344 -- FAX 713-266-4358




                                  October 6, 2006


 Via Facsimile (250)558-3846

 Mr. Sheridan Westgarde
 Aquatic Cellulose International Corporation
 Suite #5, 2504 43rd St.
 Vernon, British Columbia VlT 6Ll

        Re: Agreement Regarding the Purchase and Sale of Aquatic's Interest in the Prado Field

 Dear Mr. Westgarde:

        This purpose of this agreement is to confirm and state the agreement between New Century Energy Corp. ("New Century"), Century Resources ,Inc. ("Century Resources,) and Aquatic Cellulose International Corporation ("Aquatic") with respect to purchase the and sale of all of Aquatic's interests in the Prado Field, as defined in the attached Assignment.

        1. Aquatic shall, on or before October 10, 2006,transfer and convey all of its right, title and interest in and to the Prado Field to New Century by executing and returning the Assignment attached hereto as Exhibit A.

        2. Upon receipt of an executed copy of the Assignment, and conditioned upon Aquatic not having previously transferred, mortgaged or otherwise encumbered the interest in the Prado Field which it is assigning to Century Resources, New Century shall, within two business days:

                (a) pay Aquatic the sum of $300,000.00 (USD) by wire transfer to the following account:

                          Aquatic Cellulose International Corporation
                          Wells Fargo Bank
                          200 Virginia St.
                          Reno, Nevada 89501
                          Routing Number: xxxxxxxxx
                          Account Number: xxxxxxxxxxx

                          ; and
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                (b)     execute and forward by express delivery a copy of
                        Exhibit "B" in order to evidence the reduction in the entitlement to shares by New Century.

        3. Each party acknowledges that it is entering into this agreement of its own choosing and that no one has exercised any undue duress, coercion or influence upon it. Further, each party acknowledges that this instrument is the product of free choice and that it has conducted a substantial independent investigation into the underlying facts and circumstances and that it, and its counsel, are satisfied with such investigation. Each Party acknowledges that he or it has hired independent attorneys, professionals and experts to advise them in this matter and that they are not relying upon any representation of any other party in choosing to enter into this agreement.

        4. This agreement shall be governed by the laws of the State of Texas.

        In order to confirm Aquatic's agreement to these terms, please execute below where indicated.

                                                    NEW CENTURY ENERGY CORP. and
                                                    CENTURY RESOURCES, INC.



                                                    By: /s/ Edward R. DeStefano
                                                    Name: Edward R. DeStefano
                                                    Title: President


AGREED:

AQUATIC CELLULOSE INTERNATIONAL CORPORATION

By /s/ Sheridan B. Westgarde

Name:  Mr. Sheridan Westgarde
Title: President